Exhibit 99.1

Coeur Announces Commencement of Exchange Offer

Chicago, Illinois – August 4, 2017 – Coeur Mining, Inc. (“Coeur” or the “Company”) (NYSE: CDE) today announced its offer to exchange certain of its outstanding unregistered notes for new registered notes in accordance with the terms of its registration rights agreement with existing holders of those notes.

Under the exchange offer, Coeur is offering to exchange (the “Exchange Offer”) up to $250,000,000 aggregate principal amount of its 5.875% Senior Notes due 2024 registered under the Securities Act of 1933 (the “Exchange Notes”) for a like principal amount of its outstanding 5.875% Senior Notes due 2024 issued on May 31, 2017.

The Exchange Offer will expire at 5:00 p.m., Eastern time, on September 5, 2017, unless extended (such date and time, as may be extended, the “Expiration Date”).  The Exchange Offer is made only pursuant to Coeur’s prospectus dated August 4, 2017, which has been filed with the Securities and Exchange Commission. Coeur has not authorized any person to provide information other than as set forth in the prospectus.

Additional Information

Copies of the prospectus and transmittal materials governing the Exchange Offer can be obtained from the exchange agent, The Bank of New York Mellon, by faxing a request to (732) 667-9408 or by writing via registered and certified mail, overnight courier, regular mail or hand delivery to The Bank of New York Mellon, c/o The Bank of New York Mellon Corporation, 111 Sanders Creek Parkway, East Syracuse, NY 13057, Attn:  Eric Herr.

This press release is for informational purposes only and is neither an offer to exchange, nor a solicitation of an offer to sell, the Exchange Notes. The Exchange Offer is made solely pursuant to the prospectus dated August 4, 2017, including any supplements thereto. The Exchange Offer is not being made to holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction.

Cautionary Statement

This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including, among others, Coeur’s intention to complete the Exchange Offer in accordance with the terms and timetable described herein.

These forward-looking statements and information reflect Coeur’s current views with respect to future events and are necessarily based upon a number of assumptions that, while considered reasonable, are inherently subject to significant operational, business, economic, market and regulatory uncertainties and contingencies. These assumptions include Coeur’s ability to raise financing necessary to conduct its business, make payments or refinance its debt and successfully complete the Exchange Offer in accordance with its expected timetable, or at all.  The foregoing list of assumptions is not exhaustive. Such forward-looking statements and information also involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information. Such factors include, among others, the uncertainties and risk factors set out in filings made from time to time with the SEC, and the Canadian Securities regulators, including, without limitation, Coeur’s most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements or information. Coeur disclaims any intent or obligation to update publicly such forward-looking statements or information, whether as a result of new information, future events or otherwise, except to the extent required by applicable law. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of the content of this news release.

For Additional Information:

Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, Illinois 60603
Attention: Courtney Lynn, Vice President, Investor Relations and Treasurer
Phone: (312) 489-5800